Power of Attorney

Symetra Life Insurance Company, (the “Company”), and each of its undersigned officers and directors, hereby nominate and appoint Margaret A. Meister and David S. Goldstein, each with power to act alone, their true and lawful attorney-in-fact and agent, for them and in their names and places in any and all capacities, to execute and sign all amendments to the following Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940:

Separate Account	‘40 Act Filing Number	Products	’33 Act Filing Number
Symetra Resource Variable Account B	811-4716	Spinnaker Plus Resource B Symetra True Variable Annuity	33-69600 33-06546 333-178461
Symetra Separate Account C	811-8052	Spinnaker Spinnaker Advisor Spinnaker Choice Symetra Focus Mainsail Symetra Retirement Passport	33-69712 333-41622 333-111216 333-137411 33-60331 333-158141
Symetra Deferred Variable Annuity Account	811-4961	Symetra Deferred Annuity	333-65087
Symetra Separate Account SL	811-4909	Premier Accumulation Life Symetra Complete Symetra Complete Advisor Enhanced Accumulation Life	333-30329 333-136776 333-136776 33-10248

The undersigned officers and directors, further nominate and appoint Margaret A. Meister and David S. Goldstein, each with power to act alone, to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of the variable insurance products issued from the Separate Accounts, such amendments and any supplements thereto, as well as any and all exhibits and other documents necessary or desirable to such amendment or supplement process, granting to such attorney full power and authority to do and perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officers and directors themselves might or could do.

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IN WITNESS WHEREOF, SYMETRA LIFE INSURANCE COMPANY has caused this power of attorney to be executed in its full name and by its President and attested by its Secretary, and the undersigned officers and directors have each executed such power of attorney, on the 20th day of June 2014.

SYMETRA LIFE INSURANCE COMPANY

By:
Thomas M. Marra, President
ATTEST:

Jacqueline M. Veneziani, Assistant Secretary

NAME                        TITLE

Director and Executive Vice President
Michael W. Fry

Director, General Counsel, Senior Vice President
David S. Goldstein                and Secretary

Director and Executive Vice President
Daniel R. Guilbert

                Director and President
Thomas M. Marra

Director, Chief Financial Officer, and
Margaret A. Meister                Executive Vice President